Exhibit 99.1

NANO MAGIC SELLS MAJORITY INTEREST IN APPLIED NANOTECH TO EMPLOYEES AND ELECTS DAVID SHERBIN TO BOARD

MADISON HEIGHTS, Mich. – May 27, 2022 – Nano Magic Holdings, Inc. (OTCMKT: NMGX) (“Nano Magic” or the “Company”), a leader in nanotechnology-powered cleaning, protection and anti-fog solutions announced that effective at the end of the month it is selling a majority interest in Applied Nanotech, Inc. (“Applied Nanotech”) to the employees of that subsidiary.

Jacque Soptick, an employee for over 20 years, became the majority owner of Applied Nanotech. She stated: “We are excited for this new chapter of Applied Nanotech as a woman-owned business. After more than two decades, the time has finally arrived to take ownership of its future.” Dr. Richard Fink, the other purchaser who is continuing as the chief scientist explained: “After decades of commitment to Applied Nanotech, Jacque and I can now call it our own. I look forward to continuing my collaboration with Jacque to expand and grow the contract research and specialized product sales, capitalizing on our technology.” For Nano Magic, Tom Berman, President, noted: “This lets Nano Magic sharpen its focus on brand development and our own product portfolio while still retaining minority ownership in Applied Nanotech and its future. This is a true win-win transaction.”

On May 26, 2022 David Sherbin was elected to the Nano Magic board. Mr. Sherbin retired in April 2021from from his position as the senior vice president, general counsel, chief compliance officer and secretary at Aptiv PLC (formerly Delphi Automotive). He joined that company in 2005 and served as General counsel & Chief Compliance Officer. Prior to that, Mr. Sherbin served Pulte Group, Federal Mogul Corporation and Heller Financial Inc. in legal and compliance roles. He is a graduate of Oberlin College and Cornell Law School. He is 62 years old. Tom Berman commented: “We are elated to have someone of David’s caliber and experience join our Board. He has worked virtually his entire career with public reporting companies and brings to our Board a wealth of legal, business, and compliance experience that will strengthen our team.”

About Nano Magic

Nano Magic is a leader in developing and bringing to market cutting-edge nanotechnology-powered industrial and consumer cleaning, protection and anti-fog solutions formulated in Detroit, Michigan. Nano Magic focuses on innovative and advanced product solutions harnessing the magic power of nanotechnology to create a safer, more socially conscious, and higher performing world. Visit www.nanomagic.com for more information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties, many of which are outside of our control, concerning our business, products, and financial results. Actual results may differ materially from the results expressed or implied by forward-looking statements. In some cases, you can identify forward-looking statements by our use of words such as “expect,” “anticipate,” “will,” “believe,” and similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently uncertain. All statements are made as of the date of this release, and we undertake no obligation to update publicly any of these forward-looking statements to reflect actual results or new information except as required by applicable laws. More information about our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2021, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”).

All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. All forward-looking statements apply only as of the date hereof. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances, except as required by law.

Contact Information

Nano Magic Holdings Inc.

Jeanne Rickert

j.rickert@nanomagic.com

(844) 273-6462